UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023 (January 30, 2023)

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Executive Way Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, the Compensation Committee (“Committee”) of the Board of Directors of Spirit Airlines, Inc. (the “Company”) approved the promotion of Scott Haralson to Executive Vice President and Chief Financial Officer. In connection with that promotion, Mr. Haralson’s annual base salary was increased, effective February 1, 2023, from $400,000 to $425,000. Effective January 1, 2023, Mr. Haralson’s target annual short-term incentive was increased from 80% to 90% of base salary, and his target annual long-term incentive was set at $900,000. Also on February 1, 2023, the Committee awarded Mr. Haralson: (i) restricted stock units vesting in equal installments on each of the next three anniversaries of the grant date, broken down as (A) $386,800 with a issue date of February 1, 2023, and (B) $163,200 with a issue date of April 2, 2023, subject to Mr. Haralson’s continued employment by the Company on such date; and (ii) $550,000 in grant date value of performance share units, with an issue date of April 2, 2023, subject to Mr. Haralson’s continued employment on such date, and with a payout ranging between 0-200% based on the Company’s adjusted operating margin over a three-year measurement period ending December 31, 2025.

A copy of the Company’s related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

Date: February 7, 2023	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel